EXHIBIT 99.1

Press Release
For Immediate Release
Company contact: Robert W. Howard, Executive Vice President, Finance and Investor Relations or William M. Crawford, Investor Relations, 303-293-9100
Bill Barrett Corporation to Present at Lehman Brothers CEO Energy/Power Conference
September 6-8, 2005
DENVER, COLORADO — (PR Newswire) — August 25, 2005 — Bill Barrett Corporation (NYSE: BBG) announced its participation in the Lehman Brothers CEO Energy/Power Conference to be held in New York, New York on September 6-8, 2005.
Company President and Chief Operating Officer Fred Barrett will present to the conference on Tuesday, September 6 at 1:45 p.m. EDT. Mr. Barrett’s presentation will be webcast live with both audio and user controlled slides available on the Company’s website at http://www.billbarrettcorp.com. The material Mr. Barrett will present will be archived on a delayed basis on the Company’s website until November 16, 2005.
About Bill Barrett Corporation
Bill Barrett Corporation, headquartered in Denver, explores for and develops oil and natural gas in nine basins and the overthrust belt in the Rocky Mountain region of the United States. Additional information about the Company may be found on its web site www.billbarrettcorp.com.
Forward-Looking Statements and Cautionary Statements
This press release contains, and certain statements in the presentation on September 6, 2005 will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward looking statements reflect Bill Barrett Corporation’s current views with respect to future events, based on what we believe are reasonable assumptions. No assurance can be given, however, that these events will occur. These statements are subject to risks and uncertainties that could cause actual results to differ materially including, among other things, exploration results, market conditions, oil and gas price volatility, uncertainties inherent in oil and gas production operations and estimating reserves, unexpected future capital expenditures, competition, the success of Bill Barrett Corporation risk management activities, governmental regulations and other factors discussed in the Company’s definitive prospectus dated August 17, 2005 filed with the Securities and Exchange Commission (www.sec.gov).

5